Exhibit 10.2

THIRD AMENDMENT TO
AMENDED AND RESTATED MASTER LEASE AGREEMENT
(LEASE NO. 3)

THIS THIRD AMENDMENT TO AMENDED AND RESTATED MASTER LEASE AGREEMENT (LEASE NO. 3) (this "Amendment") is made and entered into as of November 1, 2008 by and among each of the parties identified on the signature page hereof as a landlord, as landlord (collectively, "Landlord"), and FIVE STAR QUALITY CARE TRUST, a Maryland business trust, as tenant ("Tenant").

W I T N E S S E T H:

WHEREAS, certain entities comprising Landlord and Tenant are parties to that certain Amended and Restated Master Lease Agreement (Lease No. 3), dated as of June 30, 2008, as amended by that certain First Amendment to Amended and Restated Master Lease Agreement (Lease No. 3), dated as of August 1, 2008, and that certain Second Amendment to Amended and Restated Master Lease Agreement (Lease No. 3), dated as of September 1, 2008 (as so amended, "Lease No. 3"); and

WHEREAS, on the date hereof, Senior Housing Properties Trust, a Maryland real estate investment trust and the ultimate parent of each entity comprising Landlord, has purchased all of the shares of common stock of O.F.C. Corporation, an Indiana corporation (the "Company"), which purchase includes the interest of the Company in a senior living facility commonly known as "Meadowood Retirement Community" and located in Bloomington, Indiana, as more particularly described on Exhibit A-37 attached hereto (the "Meadowood Property"); and

WHEREAS, the Company, the other entities comprising Landlord and Tenant wish to amend Lease No. 3 to add the Meadowood Property thereto;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that, effective as of the date hereof, Lease No. 3 is hereby amended as follows:

1.             Joinder by O.F.C. Corporation.  The Company hereby joins in Lease No. 3 as if it had originally executed and delivered Lease No. 3 as a "Landlord" thereunder.

2.             Definition of Minimum Rent.  Section 1.65 of Lease No. 3 is hereby deleted in its entirety and replaced with the following:

"Minimum Rent"  shall mean the sum of Seventeen Million Eight Hundred Fifty-Eight Thousand One Hundred Two and 00/100s Dollars ($17,858,102) per annum.

2.             Leased Property.  Section 2.1 of Lease No. 3 is hereby amended by deleting subsection (a) in its entirety and replacing it with the following:

(a) those certain tracts, pieces and parcels of land as more particularly described on Exhibits A-1 through A-37 attached hereto and made a part hereof (the "Land").

3.             Schedule 1.  Schedule 1 to Lease No. 3 is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

4.             Exhibit A.  Exhibit A to Lease No. 3 is hereby amended by adding Exhibit A-37 attached hereto following Exhibit A-36 to Lease No. 3.

5.             Ratification.  As amended hereby, Lease No. 3 is hereby ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment as a sealed instrument as of the date above first written.

LANDLORD:

SNH SOMERFORD PROPERTIES TRUST, a
Maryland real estate investment
trust, SPTIHS PROPERTIES TRUST, a
Maryland real estate investment
trust, SPTMNR PROPERTIES TRUST, a
Maryland real estate investment
trust, and O.F.C. CORPORATION, an
Indiana corporation

By:	/s/ David J. Hegarty
David J. Hegarty
President of each of the foregoing entities

TENANT:

FIVE STAR QUALITY CARE TRUST, a
Maryland business trust

By:	/s/ Travis K. Smith
Travis K. Smith
Vice President

The following schedule and exhibits have been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request:

SCHEDULE 1 (Property-Specific Information)

EXHIBIT A-37 (Land)